UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2023

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On April 3, 2023, Oncocyte Corporation (“we,” “us,” “our,” the “Company” or “Oncocyte”), entered into a securities purchase agreement (the “Purchase Agreement”) with several institutional and accredited investors, including Broadwood Partners, L.P., the Company’s largest shareholder, and certain members of the Company’s board of directors (and certain of their affiliated parties), which provides for the sale and issuance by the Company of an aggregate of 45,494,198 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”) at an offering price of: (i) $0.30168 to investors who are not considered to be “insiders” of the Company pursuant to Nasdaq Listing Rules (“Insiders”), which amount reflects the average closing price of the Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) during the five trading day period immediately prior to pricing, and (ii) $0.35440 to Insiders, which amount reflects the final closing price of the Common Stock on Nasdaq on the last trading day immediately prior to pricing (the “Registered Direct Offering”).

The Company previously entered into a Financial Advisory Agreement with The Special Equities Group, pursuant to which the Company agreed to pay an advisory fee in an amount of $250,000 in connection with the consummation of the Registered Direct Offering (the “Advisory Fee”).

The net proceeds from the Registered Direct Offering will be approximately $13.5 million, after deducting the Advisory Fee and other estimated offering expenses payable by the Company (the “Net Proceeds”). The Company intends to use approximately $1.1 million of the Net Proceeds to immediately redeem an aggregate of 1,064 shares of its Series A Convertible Preferred Stock (the “Series A Preferred”) and may thereafter elect to redeem additional shares of Series A Preferred. The Company intends to use the remaining Net Proceeds for working capital and other general corporate purposes, including to promote the development and commercialization of VitaGraft™, DetermaIO™ and DetermaCNI™.

The Purchase Agreement contains customary representations and warranties, conditions to closing and termination provisions. The Purchase Agreement also includes customary indemnification obligations of the Company.

The Registered Direct Offering is being conducted as a “takedown” from a Registration Statement on Form S-3 (File No. 333-256650), which was filed by the Company with the Securities and Exchange Commission on May 28, 2021, and declared effective on June 8, 2021. A copy of the opinion of Stradling Yocca Carlson & Rauth, P.C., relating to the validity of the issuance and sale of the Shares in the Registered Direct Offering is attached as Exhibit 5.1 hereto.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Form of Purchase Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

10.1*	Form of Securities Purchase Agreement.

23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules are omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: April 6, 2023	By:	/s/ Anish John
Anish John
Chief Financial Officer